Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Office REIT Inc. Announces First Quarter 2024 Results

- Completed 108,000 Square Feet of Leasing and an Additional 414,000 Square Feet Subsequent to Quarter End -
- Declares Dividend of $0.10 Per Share for First Quarter 2024 -
- Company Reaffirms 2024 Outlook -

Phoenix, AZ, May 8, 2024 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust (“REIT”) focused on the ownership, acquisition and management of a diversified portfolio of single-tenant net lease office properties located across the U.S., announced today its operating results for the first quarter ended March 31, 2024.
Paul McDowell, Orion’s Chief Executive Officer, commented, “We continued to execute against our current business plan: retaining existing tenants, filling empty spaces and streamlining the portfolio through non-core asset disposals, as we completed 522,000 square feet of new and renewal leasing thus far in 2024 and have agreements in place to sell 790,000 square feet of vacant space. This performance nearly doubles our total 2023 leasing activity and includes the signing of two long-term leases with the United States Government. Regarding the maintenance of our low leveraged balance sheet, subsequent to quarter end, we secured an amendment to our credit facility revolver that more effectively aligns capacity and financial covenants to our business model. We expect later this quarter to exercise our option to extend the maturity out 18 months from November 2024 to May 2026.”
First Quarter 2024 Financial and Operating Highlights
•Total revenues of $47.2 million
•Net loss attributable to common stockholders of $(26.2) million, or $(0.47) per share
•Funds from Operations (“FFO”) of $18.4 million, or $0.33 per share
•Core FFO of $20.4 million, or $0.36 per share
•EBITDA of $7.4 million, EBITDAre of $27.0 million and Adjusted EBITDA of $26.7 million
Financial Results
During the first quarter 2024, the Company generated total revenues of $47.2 million, as compared to $50.2 million in the same quarter of 2023. The Company’s net loss attributable to common stockholders was $(26.2) million, or $(0.47) per share, during the first quarter of 2024, as compared to $(8.9) million, or $(0.16) per share, reported in the same quarter of 2023. Core FFO for the first quarter of 2024 was $20.4 million, or $0.36 per share, as compared to $25.3 million, or $0.45 per share in the same quarter of 2023. First quarter results include $3.8 million, or $0.07 per share, of lease termination income and expense reimbursements from former tenants at certain of our recently vacated properties, that will not recur.
Leasing Activity
During the first quarter 2024, the Company entered into the following new leases and lease renewals (square feet in thousands):

Location	New Lease or Renewal	Square Feet	Term	Expected Commencement or Previous Expiration	New Expected Expiration
Lincoln, NE	New Lease	86	15.0 years	Q3 2025	Q3 2040
Tulsa, OK	New Lease	6	10.0 years	March 2024	March 2034
Eagle Pass, TX	Renewal	9	17.0 years	January 2024	January 2041
The Woodlands, TX	Renewal	5	5.3 years	December 2024	April 2030
The Woodlands, TX	Renewal	2	5.0 years	February 2024	February 2029

With respect to the new lease with the United States Government at the Lincoln, NE property, the tenant will be backfilling space that is currently vacant and is expected to take occupancy in the third quarter of 2025, following landlord’s build-out of the United States Government premises, at which time the Lincoln, NE property will be fully leased to two tenants.
Subsequent to the first quarter of 2024, the United States Government exercised a 4.0-year renewal option for 413,000 square feet at the Company’s property in Covington, KY. The Company also remains in discussions with the United States Government on a longer-term extension at this property for a substantial portion of the tenant’s existing square footage. Additionally, the Company entered into a 2.3-year lease for approximately 1,000 square feet at one of its properties in The Woodlands, TX.
Disposition Activity
The Company has agreements currently in place to sell eight properties, representing 790,000 square feet, for an aggregate gross sales price of $48.1 million, including the six property former Walgreens campus in Deerfield, IL. Our pending sale agreements are subject to a variety of conditions outside of our control, such as the buyer’s satisfactory completion of its due diligence and receipt of governmental approvals, and therefore, we cannot provide any assurance the transactions will close on the agreed upon price or other terms, or at all.
Real Estate Portfolio
As of March 31, 2024, the Company’s real estate portfolio consisted of 75 properties as well as a 20% ownership interest in the Arch Street Joint Venture, the Company’s Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, LLC, comprising six properties. The Company’s Occupancy Rate was 75.8%, with 70.1% of Annualized Base Rent derived from Investment-Grade Tenants, and the portfolio’s Weighted Average Remaining Lease Term was 4.1 years. Adjusted for properties that are currently under agreements to be sold, the Company’s Occupancy Rate was 83.2%.
As of March 31, 2024, the Unconsolidated Joint Venture owned six real estate assets for total Gross Real Estate Investments of approximately $227.8 million.
Balance Sheet and Liquidity
As of March 31, 2024, the Company had total debt of $498.3 million, comprising $116.0 million under the Company’s credit facility revolver, $355.0 million under the Company’s securitized mortgage loan (the “CMBS Loan”) and $27.3 million which represents the Company’s pro rata share of mortgage indebtedness of the Unconsolidated Joint Venture, unchanged from year-end 2023. The Company has two debt maturities in late 2024: the credit facility revolver and the Unconsolidated Joint Venture mortgage debt are both scheduled to mature in November 2024. These debt obligations include extension options which may be exercised if applicable conditions are met.
On May 3, 2024, the Company entered into an amendment to its credit facility revolver. Under the terms of the amendment, the Company has rightsized the revolver to $350.0 million, through a $75.0 million-capacity reduction, while making a proportional reduction in the minimum value of the unencumbered asset pool required under the credit agreement and certain other modifications to financial covenants. The Company does not expect the reduced commitment under the credit facility revolver to adversely impact the execution of its business plan and the reduced commitment will modestly benefit the Company by lowering the unused fees it is obligated to pay the lenders. The Company intends to elect the extension option to extend the maturity date on the credit facility revolver an additional 18 months from November 12, 2024 to May 12, 2026, during the second quarter of 2024.
As of March 31, 2024 and after giving effect to the amendment to the credit facility revolver discussed above, the Company had $258.3 million of liquidity, comprising $24.3 million cash and cash equivalents, including the Company’s pro rata share of cash from the Unconsolidated Joint Venture, as well as $234.0 million of available capacity on the credit facility revolver.
Dividend
On May 7, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the second quarter of 2024, payable on July 15, 2024, to stockholders of record as of June 28, 2024.
2024 Outlook
The Company reaffirms its 2024 guidance:

	Low		High
Core FFO per share	$0.93	-	$1.01
General and Administrative Expenses	$19.5 million	-	$20.5 million
Net Debt to Adjusted EBITDA	6.2x	-	7.0x

The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the SEC. The Company reminds investors that its guidance estimates include assumptions with regard to rent receipts and property operating expense reimbursements, the amount and timing of acquisitions, dispositions, leasing transactions, capital expenditures, interest rate fluctuations and expected borrowings, and other factors. These assumptions are uncertain and difficult to accurately predict and actual results may differ materially from our estimates. See “Forward-Looking Statements” below.
Webcast and Conference Call Information
Orion will host a webcast and conference call to review its financial results at 10:00 a.m. ET on Thursday, May 9, 2024. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast can be accessed live by visiting the “Investors” section of Orion’s website at onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.
Replay Information
A replay of the webcast may be accessed by visiting the “Investors” section of Orion’s website at onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Thursday, May 9, 2024 through 11:59 a.m. ET on Thursday, May 23, 2024. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13745190.
Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the quarter ended March 31, 2024 contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
About Orion Office REIT Inc.
Orion Office REIT Inc. is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of office buildings located in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The Company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the Company and its properties, please visit onlreit.com.
Investor Relations:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data
This data and other information described herein are as of and for the three months ended March 31, 2024, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Report on Form 10-Q for the period ended March 31, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2023.

Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease.

Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP.
Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.

Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company’s interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, 2024 financial outlook, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties, including our ability to satisfy the conditions to extend our credit facility revolver;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•our ability to accurately forecast the payment of future dividends on our common stock, and the amount of such dividends;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	March 31, 2024	December 31, 2023
Assets
Real estate investments, at cost:
Land	$223,439	$223,264
Buildings, fixtures and improvements	1,081,788	1,097,132
Total real estate investments, at cost	1,305,227	1,320,396
Less: accumulated depreciation	165,490	158,791
Total real estate investments, net	1,139,737	1,161,605
Accounts receivable, net	24,942	24,663
Intangible lease assets, net	110,145	126,364
Cash and cash equivalents	23,618	22,473
Other assets, net	87,077	88,828
Total assets	$1,385,519	$1,423,933

Liabilities and Equity
Mortgages payable, net	$353,028	$352,856
Credit facility revolver	116,000	116,000
Accounts payable and accrued expenses	23,732	30,479
Below-market lease liabilities, net	6,753	8,074
Distributions payable	5,587	5,578
Other liabilities, net	24,468	23,943
Total liabilities	529,568	536,930

Common stock	56	56
Additional paid-in capital	1,145,264	1,144,636
Accumulated other comprehensive loss	(45)	(264)
Accumulated deficit	(290,710)	(258,805)
Total stockholders' equity	854,565	885,623
Non-controlling interest	1,386	1,380
Total equity	855,951	887,003
Total liabilities and equity	$1,385,519	$1,423,933

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Rental	$46,995	$49,990
Fee income from unconsolidated joint venture	202	200
Total revenues	47,197	50,190
Operating expenses:
Property operating	15,999	15,344
General and administrative	4,949	4,309
Depreciation and amortization	24,504	28,166
Impairments	19,685	3,754
Transaction related	110	105
Total operating expenses	65,247	51,678
Other (expenses) income:
Interest expense, net	(8,146)	(7,139)
Other income, net	163	36
Equity in loss of unconsolidated joint venture, net	(116)	(123)
Total other (expenses) income, net	(8,099)	(7,226)
Loss before taxes	(26,149)	(8,714)
Provision for income taxes	(77)	(160)
Net loss	(26,226)	(8,874)
Net income attributable to non-controlling interest	(6)	(11)
Net loss attributable to common stockholders	$(26,232)	$(8,885)

Weighted-average shares outstanding - basic and diluted	55,803	56,642
Basic and diluted net loss per share attributable to common stockholders	$(0.47)	$(0.16)

ORION OFFICE REIT INC.
FFO, CORE FFO and FAD
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss attributable to common stockholders	$(26,232)	$(8,885)
Adjustments:
Depreciation and amortization of real estate assets	24,472	28,142
Impairment of real estate	19,685	3,754
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	464	462
FFO attributable to common stockholders	$18,389	$23,473
Transaction related	110	105
Amortization of deferred financing costs	924	1,048
Amortization of deferred lease incentives, net	123	102
Equity-based compensation	790	526
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	29	29
Core FFO attributable to common stockholders	$20,365	$25,283
Amortization of above and below market leases, net	(537)	(215)
Straight-line rental revenue	(549)	(2,684)
Unconsolidated Joint Venture basis difference amortization	114	133
Capital expenditures and leasing costs	(3,445)	(3,338)
Other adjustments, net	108	131
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(21)	(40)
FAD attributable to common stockholders	$16,035	$19,270

Weighted-average shares outstanding - basic	55,803	56,642
Effect of weighted-average dilutive securities (1)	55	18
Weighted-average shares outstanding - diluted	55,858	56,660

FFO attributable to common stockholders per diluted share	$0.33	$0.41
Core FFO attributable to common stockholders per diluted share	$0.36	$0.45
FAD attributable to common stockholders per diluted share	$0.29	$0.34
____________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the performance thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the three months ended March 31, 2024 and 2023, as the effect would be antidilutive.

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss attributable to common stockholders	$(26,232)	$(8,885)
Adjustments:
Interest expense	8,146	7,139
Depreciation and amortization	24,504	28,166
Provision for income taxes	77	160
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	860	854
EBITDA	$7,355	$27,434
Impairment of real estate	19,685	3,754
EBITDAre	$27,040	$31,188
Transaction related	110	105
Amortization of above and below market leases, net	(537)	(215)
Amortization of deferred lease incentives, net	123	101
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(7)
Adjusted EBITDA	$26,729	$31,172

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Interest expense - as reported	$8,146	$7,139
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(924)	(1,049)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	366	363
Interest Expense, excluding non-cash amortization	$7,588	$6,453

	Three Months Ended March 31,
Interest Coverage Ratio	2024	2023
Interest Expense, excluding non-cash amortization (1)	$7,588	$6,453
Adjusted EBITDA (2)	26,729	31,172
Interest Coverage Ratio	3.52x	4.83x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$7,588	$6,453
Secured debt principal amortization	—	—
Total fixed charges	7,588	6,453
Adjusted EBITDA (2)	26,729	31,172
Fixed Charge Coverage Ratio	3.52x	4.83x
____________________________________
(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA section above for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	March 31, 2024	December 31, 2023
Mortgages payable, net	$353,028	$352,856
Credit facility revolver	116,000	116,000
Total debt - as reported	469,028	468,856
Deferred financing costs, net	1,972	2,144
Principal Outstanding	471,000	471,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332	27,332
Adjusted Principal Outstanding	498,332	498,332
Cash and cash equivalents	(23,618)	(22,473)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(633)	(650)
Net Debt	$474,081	$475,209

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	March 31, 2024	December 31, 2023
Total real estate investments, at cost - as reported	$1,305,227	$1,320,396
Adjustments:
Gross intangible lease assets	311,914	333,658
Gross intangible lease liabilities	(29,779)	(31,250)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,552	45,548
Gross Real Estate Investments	$1,632,914	$1,668,352

	March 31, 2024	December 31, 2023
Net Debt Ratios
Net Debt (1)	$474,081	$475,209
Adjusted EBITDA (2)	106,916	118,542
Net Debt to Adjusted EBITDA Ratio (2)	4.43x	4.01x

Net Debt (1)	$474,081	$475,209
Gross Real Estate Investments (1)	1,632,914	1,668,352
Net Debt Leverage Ratio	29.0%	28.5%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$1,021,402	$1,060,660
Gross Real Estate Investments (1)	1,632,914	1,668,352
Unencumbered Asset Ratio	62.6%	63.6%
____________________________________
(1)Refer to the Balance Sheets for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Adjusted EBITDA for the quarter ended March 31, 2024 has been annualized for the purpose of this calculation.